SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  7/31/2006
FILE NUMBER    811-5686
SERIES NO      2

72DD           1. Total income dividends for which record date passed during the period. (000's Omitted)
                  Class A                                            $  6,670
               2. Dividends for a second class of open-end company shares
                 (000's Omitted)
                  Class A3                                           $  1,190
                  Institutional Class                                $    465


73A.           Payments per share outstanding during the entire current period:
               (form nnn.nnnn)
               1. Dividends from net investment income
                  Class A                                            $ 0.3294
               2. Dividends for a second class of open-end company shares
                 (form nnn.nnnn)
                  Class A3                                           $ 0.3192
                  Institutional Class                                $ 0.3604


74U.           1. Number of shares outstanding (000's Omitted)
                  Class A                                              17,832
               2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                  Class A3                                              3,348
                  Institutional Class                                   1,438


74V.           1. Net asset value per share (to nearest cent)
                  Class A                                            $  10.00
               2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                  Class A3                                           $  10.00
                  nstitutional Class                                 $  10.00